UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 5, 2005

WellCare Health Plans, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8725 Henderson Road, Renaissance One, Tampa, Florida		33634
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(813) 290-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2005, the Registrant received an executed Amendment to Medicare Advantage HMO Contract P01309/H1903 pursuant to Sections 1851 through 1859 of the Social Security Act and the federal regulations at 42 CFR 422.501 between the Department of Health & Human Services Centers for Medicare & Medicaid Services ("CMS") and WellCare of Louisiana, Inc., a wholly-owned subsidiary of the Registrant ("WellCare LA"), pursuant to which WellCare LA has been approved to provide Medicare Managed Care coverage in West Baton Rouge, West Feliciana, East Feliciana, Point Coupee, Orleans and Jefferson parishes in Louisiana. The service area expansion will be effective August 1, 2005. A copy of the amendment is attached as Exhibit 10.1 to this Current Report. A copy of the press release, dated July 11, 2005, announcing the amendment is attached as Exhibit 99.1 to this Current Report.

In the interest of providing interested parties with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the Securities and Exchange Commission. The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 8.01 Other Events.

On July 11, 2005, the Registrant filed a press release announcing the Registrant’s receipt of approval from CMS to offer services to Medicare beneficiaries in West Baton Rouge, West Feliciana, East Feliciana, Point Coupee, Orleans and Jefferson parishes in Louisiana. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment to Contract (P01309/H1903) between Centers for Medicare & Medicaid Services and WellCare of Louisiana, Inc.
99.1 Press release, dated July 11, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WellCare Health Plans, Inc.

July 11, 2005	By:	/s/ Thaddeus Bereday

Name: Thaddeus Bereday
Title: Senior Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Contract (P01309/H1903) between Centers for Medicare & Medicaid Services and WellCare of Louisiana, Inc.
99.1	Press release, dated July 11, 2005.